UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO:	Massey Members	DATE: May 8, 2009

FROM:	Baxter F. Phillips, Jr. President

SUBJECT:	Shareholder Proposals

As a Massey member and shareholder, you should have recently received information about the upcoming Annual Meeting on May 19, 2009 and a proxy card that allows you to cast your vote on various matters upon which shareholders will act at the meeting.

This year, shareholders are being asked to vote on two proposals that will require us to dedicate resources and incur expense that, in my opinion, will not increase shareholder value and will cause us to dedicate our efforts to these projects at a time when we need to maintain 100% of our attention and focus on meeting the challenges imposed upon us by a weak and uncertain economy.

You and I have just accepted a reduction in compensation and benefits as a step toward assisting our company in meeting the challenges of this economy. Your vote AGAINST the proposed Environmental Progress Report and the Carbon Dioxide Emissions Report will be a vote to keep your management team focused on managing our company through a difficult market for our product.

I ask you to join me in voting AGAINST these two proposals. I have been and intend to continue dedicating my time to doing everything I can to get our company through this worldwide economic crisis. Diverting our time to these projects will do nothing to help us survive and will only detract from the work we need to do in order to provide a strong company for you when the economy recovers.

You have contributed, sacrificed and dedicated yourselves to making our company successful, and I now ask you to vote AGAINST these proposals. A vote AGAINST these proposals is a vote in support of and in recognition of your contributions, sacrifices and dedication, all of which I am grateful for and for which I thank you.

Work safely.

Sincerely,

/s/ Baxter F. Phillips, Jr.

Baxter F. Phillips, Jr.

President

P.S.

If you have not yet completed your proxy card and returned it in the envelope with which you were provided, we ask that you do so before Tuesday, May 19, 2009. If you have lost your proxy card, you can cast a vote at the meeting or obtain a replacement proxy card by contacting:

Richard Grinnan

Vice President and Corporate Secretary

Massey Energy Company

P.O. Box 26765

Richmond, Virginia 23261

804-788-1812

Personally, I find voting by internet at www.eproxy.com/mee or by phone at 1-800-560-1965 to be the easiest and most convenient.